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Exhibit E-6

24 August 2001

EIDOS PLC
NOTIFICATION OF AGM AND FIRST QUARTER RESULTS

Eidos plc will be holding its Annual General Meeting (AGM) on Thursday 20th September 2001, together with the announcement of first quarter results for the three months ended 30th June 2001.

The AGM will take place at Wimbledon Bridge House, 1 Hartfield Road, Wimbledon, London, SW19 3RU at 10.30am.

- Ends -

Enquiries:

Eidos 020 8636 3000
Charlotte Eastwood

Brunswick 020 7404 5959
Jonathan Glass
James Crampton

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